AMERICAN HONDA FINANCE CORPORATION
MONTHLY SERVICER REPORT -- Honda Auto Receivables 2001-2 Owner Trust
3/1/2004 through 3/31/2004

I. ORIGINAL DEAL PARAMETER INPUTS

(A) Total Portfolio Balance				$1,618,603,016.50
(B) Total Securities Balance				$1,618,603,016.50
(C) Class A-1 Notes
(i) Class A-1 Notes Balance				$440,000,000.00
(ii) Class A-1 Notes Percentage (C(i)/IB)				27.18%
(iii) Class A-1 Notes Rate				3.73000%
(iv) Class A-1 Notes Accrual Basis				Actual/360
(D) Class A-2 Notes
(i) Class A-2 Notes Balance				$410,000,000.00
(ii) Class A-2 Notes Percentage (D(i)/IB)				25.33%
(iii) Class A-2 Notes Rate				4.110%
(iv) Class A-2 Notes Accrual Basis				30/360
(E) Class A-3 Notes
(i) Class A-3 Notes Balance				$520,000,000.00
(ii) Class A-3 Notes Percentage (E(i)/B)				32.13%
(iii) Class A-3 Notes Rate				4.670%
(iv) Class A-3 Notes Accrual Basis				30/360
(F) Class A-4 Notes
(i) Class A-4 Notes Balance				$204,000,000.00
(ii) Class A-4 Notes Percentage (F(i)/B)				12.60%
(iii) Class A-4 Notes Rate				5.090%
(iv) Class A-4 Notes Accrual Basis				30/360
(G) Certificates
(i) Certificates Balance				$44,603,016.50
(ii) Certificates Percentage (G(i)/B)				2.76%
(iii) Certificates Rate				5.090%
(iv) Certificates Accrual Basis				30/360
(H) Servicing Fee Rate				1.00%
(I) Portfolio Summary
(i) Weighted Average Coupon (WAC)				7.13%
(ii) Weighted Average Original Maturity (WAOM)				55.79	months
(iii) Weighted Average Remaining Maturity (WAM)				43.59	months
(iv) Number of Receivables				131,711
(J) Reserve Account
(i) Reserve Account Initial Deposit Percentage				0.50%
(ii) Reserve Account Initial Deposit				$8,093,015.08
(iii) Specified Reserve Account Percentage				0.75%
(iv) Specified Reserve Account Balance				$8,093,015.08

(K) Yield Supplement Account Deposit				$3,859,646.81

II. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS

(A) Total Portfolio Balance				$223,616,942.49
(B) Total Securities Balance				$223,616,942.49
(C) Cumulative Note and Certificate Pool Factor				0.1381543
(D) Class A-1 Notes
(i) Class A-1 Notes Balance				$0.00
(ii) Class A-1 Notes Pool Factor				0.0000000
(iii) Class A-1 Notes Interest Carryover Shortfall				$0.00
(iv) Class A-1 Notes Principal Carryover Shortfall				$0.00
(E) Class A-2 Notes
(i) Class A-2 Notes Balance				$0.00
(ii) Class A-2 Notes Pool Factor				0.0000000
(iii) Class A-2 Notes Interest Carryover Shortfall				$0.00
(iv) Class A-2 Notes Principal Carryover Shortfall				$0.00
(F) Class A-3 Notes
(i) Class A-3 Notes Balance				$10,477,603.83
(ii) Class A-3 Notes Pool Factor				0.0201492
(iii) Class A-3 Notes Interest Carryover Shortfall				$0.00
(iv) Class A-3 Notes Principal Carryover Shortfall				$0.00
(G) Class A-4 Notes
(i) Class A-4 Notes Balance				$204,000,000.00
(ii) Class A-4 Notes Pool Factor				1.0000000
(iii) Class A-4 Notes Interest Carryover Shortfall				$0.00
(iv) Class A-4 Notes Principal Carryover Shortfall				$0.00
(H) Certificates
(i) Certificates Balance				$9,139,338.66
(ii) Certificates Pool Factor				0.2049040
(iii) Certificates Interest Carryover Shortfall				$0.00
(iv) Certificates Principal Carryover Shortfall				$0.00
(I) Servicing Fee
(i) Servicing Fee Shortfall				$0.00
(J) End of Prior Month Account Balances
(i) Reserve Account				$8,093,015.08
(ii) Yield Supplement Account				$31,520.84
(iii) Payahead Account				($807.28)
(iv) Advances Outstanding				$367,994.25
(K) Portfolio Summary as of End of Prior Month
(i) Weighted Average Coupon (WAC)				7.46%
(ii) Weighted Average Remaining Maturity (WAM)				18.23	months
(iii) Number of Receivables				47,115
(L) Note and Certificate Percentages
(i) Note Percentage				96.22%
(ii) Certificate Percentage				3.78%

III. MONTHLY INPUTS FROM THE MAINFRAME

(A) Precomputed Contracts Principal
(i) Scheduled Principal Collections				$113,628.96
(ii) Prepayments in Full				$48,551.33
(iii) Prepayments in Full due to Repurchases				$0.00
(B) Precomputed Contracts Total Collections				$177,346.13
(C) Precomputed Interest Receivables Interest (B-A((I)+(ii)+(iii)))				$15,165.84
(D) Simple Interest Receivables Principal
(i) Principal Collections				$16,365,406.07
(ii) Prepayments in Full				$6,667,664.98
(iii) Repurchased Receivables Related to Principal				$0.00
(E) Simple Interest Receivables Interest
(i) Simple Interest Collections				$1,424,096.22
(F) Payment Advance for Precomputes
(i) Reimbursement of Previous Advances				$11,954.84
(ii) Current Advance Amount				$4,903.96
(G) Interest Advance for simple Interest - Net				($83,438.20)
(H) Payahead Account
(i) Payments Applied				$11,781.76
(ii) Additional Payaheads				$12,589.04
(I) Portfolio Summary as of End of Month
(i) Weighted Average Coupon (WAC)				7.47%
(ii) Weighted Average Remaining Maturity (WAM)				17.51	months
(iii) Remaining Number of Receivables				43,732

	# Units	Dollar Amount
(J) Delinquent Receivables
(i) 31-60 Days Delinquent	1,337	3.06%	$7,115,333.91	3.55%
(ii) 61-90 Days Delinquent	306	0.70%	$2,004,595.95	1.00%
(ii) 91 Days or More Delinquent	54	0.12%	$359,632.48	0.18%
(K) Vehicles Repossessed During Collection Period	14	0.03%	$90,003.23	0.04%
(L) Total Accumulated Repossessed Vehicles in Inventory	30	0.07%	$167,741.59	0.08%

IV. INPUTS DERIVED FROM OTHER SOURCES

(A) Collection Account Investment Income				$0.00
(B) Reserve Account Investment Income				$3,017.46
(C) Yield Supplement Account Investment Income				$28.18
(D) Trust Fees Expense				$0.00
(E) Aggregate Net Losses for Collection Period				$2,568.61
(F) Liquidated Receivables Information
(i) Gross Principal Balance on Liquidated Receivables				195,768.40
(ii) Liquidation Proceeds				45,016.02
(ii) Recoveries from Prior Month Charge Offs				$148,183.77
(G) Days in Accrual Period				32
(H) Deal age				33

MONTHLY COLLECTIONS

V. INTEREST COLLECTIONS

(A) Total Interest Collections (III(C+E(i)-F(i)+F(ii)+G)				$1,348,772.98

VI. PRINCIPAL COLLECTIONS

(A) Principal Payments Received (III(A((i)+(ii))+(D(i)+(ii)))				$23,195,251.34
(B) Liquidation Proceeds (IV(F(i)))				45,016.02
(C) Repurchased Loan Proceeds Related to Principal (III(A(iii)+D(iii)))				0.00
(D) Recoveries from Prior Month Charge Offs (IV(F(ii)))				148,183.77
(E) Total Principal Collections (A+B+C+D)				$23,388,451.13

VII. TOTAL INTEREST AND PRINCIPAL COLLECTIONS  (V(A)+VI(E))

				$24,737,224.11

VIII. YIELD SUPPLEMENT DEPOSIT

				$6,785.72

IX. TOTAL AVAILABLE AMOUNT (VII+VIII)

				$24,744,009.83

MONTHLY DISTRIBUTIONS

X. FEE DISTRIBUTIONS

(A) Servicing Fee
(i) Servicing Fee Due (I(H)/12)(II(B))+(II(H)(i))				$186,347.45
(ii) Servicing Fee Paid				$186,347.45
(iii) Servicing Fee Shortfall				$0.00
(B) Reserve Account Investment Income (IV(B))				$3,017.46
(C) Yield Supplement Account Investment Income (IV(C))				$28.18
(D) Trust Fees Expense (IV(D))				$0.00

XI. DISTRIBUTIONS TO NOTEHOLDERS

(A) Interest
(i) Class A-1 Notes
(a) Class A-1 Notes Interest Due				$0.00
(b) Class A-1 Notes Interest Paid				0.00
(c) Class A-1 Notes Interest Shortfall				$0.00
(ii) Class A-2 Notes
(a) Class A-2 Notes Interest Due				$0.00
(b) Class A-2 Notes Interest Paid				0.00
(c) Class A-2 Notes Interest Shortfall				$0.00
(iii) Class A-3 Notes
(a) Class A-3 Notes Interest Due				$40,775.34
(b) Class A-3 Notes Interest Paid				40,775.34
(c) Class A-3 Notes Interest Shortfall				$0.00
(iv) Class A-4 Notes
(a) Class A-4 Notes Interest Due				$865,300.00
(b) Class A-4 Notes Interest Paid				865,300.00
(c) Class A-4 Notes Interest Shortfall				$0.00
(v) Total Note Interest
(a) Total Note Interest Due				$906,075.34
(b) Total Note Interest Paid				906,075.34
(c) Total Note Interest Shortfall				$0.00
(d) Reserve Fund Withdrawn for Note Interest				$0.00
Amount available for distributions after Fees & Interest (IX-(X(A)(ii)-(D))-XI(A)(v)(b))				$23,651,587.04
(B) Principal
(i) Noteholders' Principal Distribution Amounts				$22,506,839.19
(ii) Class A-1 Notes Principal
(a) Class A-1 Notes Principal Due				$0.00
(b) Class A-1 Notes Principal Paid				0.00
(c) Class A-1 Notes Principal Shortfall				$0.00
(d) Reserve Fund drawn				$0.00
(iii) Class A-2 Notes Principal
(a) Class A-2 Notes Principal Due				$0.00
(b) Class A-2 Notes Principal Paid				$0.00
(c) Class A-2 Notes Principal Shortfall				$0.00
(d) Reserve Fund drawn				$0.00
(iv) Class A-3 Notes Principal
(a) Class A-3 Notes Principal Due				$10,477,603.83
(b) Class A-3 Notes Principal Paid				$10,477,603.83
(c) Class A-3 Notes Principal Shortfall				$0.00
(d) Reserve Fund drawn				$0.00
(v) Class A-4 Notes Principal
(a) Class A-4 Notes Principal Due				$12,029,235.36
(b) Class A-4 Notes Principal Paid				$12,029,235.36
(c) Class A-4 Notes Principal Shortfall				$0.00
(d) Reserve Fund drawn				$0.00
(vi) Total Notes Principal
(a) Total Notes Principal Due				$22,506,839.19
(b) Total Notes Principal Paid				22,506,839.19
(c) Total Notes Principal Shortfall				$0.00
(d) Reserve Fund drawn				$0.00

XII. RESERVE FUND DEPOSIT

Amount available for deposit into reserve account				$1,144,747.85
Amount deposited into reserve Account				0.00
Excess Amount Released from Reserve Account				0.00
Excess funds available to Certificateholders				1,144,747.85

XIII. DISTRIBUTIONS TO CERTIFICATEHOLDERS

(A) Interest
(i) Certificate Monthly Interest Due				$38,766.03
(ii) Certificate Interest Shortfall Beginning Balance				$0.00
(iii) Total Certificate Interest Due				$38,766.03
(iv) Certificate Interest Paid				38,766.03
(v) Certificate Interest Shortfall Ending Balance				$0.00
(B) Principal
(i) Certificate Monthly Principal Due				$884,180.55
(ii) Certificate Principal Shortfall Beginning Balance				$0.00
(iii) Total Certificate Principal Due				$884,180.55
(iv) Certificate Principal Paid				884,180.55
(v) Certificate Principal Shortfall Ending Balance				$0.00
(C) Release to Seller				$221,801.27

DISTRIBUTIONS SUMMARY

(A) Total Collections				$24,744,009.83
(B) Service Fee				$186,347.45
(C) Trustee Fees				$0.00
(D) Class A1 Amount				$0.00
(E) Class A2 Amount				$0.00
(F) Class A3 Amount				$10,518,379.17
(G) Class A4 Amount				$12,894,535.36
(H) Amount Deposited into Reserve Account				$0.00
(I) Certificateholders				$922,946.58
(J) Release to seller				$221,801.27
(K) Total amount distributed				$24,744,009.83
(L) Amount of Draw from Reserve Account				0.00
(M) Excess Amount Released from Reserve Account				0.00

PORTFOLIO AND SECURITY SUMMARY

XIV. POOL BALANCES AND PORTFOLIO INFORMATION

		Beginning of Period		End of Period
(A) Balances and Principal Factors
(i) Aggregate Balance of Notes		$214,477,603.83		$191,970,764.64
(ii) Note Pool Factor		0.1362628		0.1219636
(iii) Class A-1 Notes Balance		0.00		0.00
(iv) Class A-1 Notes Pool Factor		0.0000000		0.0000000
(v) Class A-2 Notes Balance		0.00		0.00
(vi) Class A-2 Notes Pool Factor		0.0000000		0.0000000
(vii) Class A-3 Notes Balance		10,477,603.83		0.00
(viii) Class A-3 Notes Pool Factor		0.0201492		0.0000000
(ix) Class A-4 Notes Balance		204,000,000.00		191,970,764.64
(x) Class A-4 Notes Pool Factor		1.0000000		0.9410332
(xi) Certificates Balance		9,139,338.66		8,255,158.11
(xii) Certificates Pool Factor		0.2049040		0.1850807
(xiii) Total Principal Balance of Notes and Certificates		223,616,942.49		200,225,922.75

(B) Portfolio Information
(i) Weighted Average Coupon (WAC)		7.46%		7.47%
(ii) Weighted Average Remaining Maturity (WAM)		18.23	months	17.51	months
(iii) Remaining Number of Receivables		47,115		43,732
(iv) Portfolio Receivable Balance		$223,616,942.49		$200,225,922.75
(C) Outstanding Advance Amount		$367,994.25		$277,505.17
(D) Outstanding Payahead Balance		($807.28)		($0.00)

SUMMARY OF ACCOUNTS

XV. RECONCILIATION OF RESERVE ACCOUNT

(A) Beginning Reserve Account Balance				$8,093,015.08
(B) Draws				0.00
(i) Draw for Servicing Fee				0.00
(ii) Draw for Interest				0.00
(iii) Draw for Realized Losses				0.00
(C) Excess Interest Deposited into the Reserve Account				0.00
(D) Reserve Account Balance Prior to Release				8,093,015.08
(E) Reserve Account Required Amount				8,093,015.08
(F) Final Reserve Account Required Amount				8,093,015.08
(G) Excess Reserve Account Amount				0.00
(H) Ending Reserve Account Balance				8,093,015.08

XVI. RECONCILIATION OF YIELD SUPPLEMENT ACCOUNT

(A) Beginning Yield Supplement Account Balance				31,520.84
(B) Investment Earnings				28.18
(C) Investment Earnings Withdraw				28.18
(D) Additional Yield Supplement Amounts				0.00
(E) Yield Supplement Deposit Amount				6,785.72
(F) Ending Yield Supplement Account Balance				24,735.12

XVII. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY

(A) Liquidated Contracts
(i) Liquidation Proceeds				$45,016.02
(ii) Recoveries on Previously Liquidated Contracts				148,183.77
(B) Aggregate Net Losses for Collection Period				2,568.61
(C) Net Loss Rate for Collection Period (annualized)				0.01%
(D) Cumulative Net Losses for all Periods			6,893,987.68

	# Units	Dollar Amount
(E) Delinquent Receivables
(i) 31-60 Days Delinquent	1,337	3.06%	$7,115,333.91	3.55%
(ii) 61-90 Days Delinquent	306	0.70%	$2,004,595.95	1.00%
(ii) 91 Days or More Delinquent	54	0.12%	$359,632.48	0.18%

XVIII. REPOSSESSION ACTIVITY

	# Units		Dollar Amount

(A) Vehicles Repossessed During Collection Period	14	0.03%	$90,003.23	0.04%
(B) Total Repossessed Vehicles in Inventory	30	0.07%	$167,741.59	0.08%

XIX. TESTS FOR INCREASE IN SPECIFIED RESERVE ACCOUNT BALANCE
(A) Ratio of Net Losses to the Pool Balance as of Each Collection Period
(i) Second Preceding Collection Period				0.10%
(ii) Preceding Collection Period				0.13%
(iii) Current Collection Period				0.01%
(iv) Three Month Average (Avg(i,ii,iii))				0.08%
(B) Ratio of Balance of Contracts Delinquent 60 Days or More to the Outstanding Balance of Receivables.
(i) Second Preceding Collection Period				1.27%
(ii) Preceding Collection Period				1.05%
(iii) Current Collection Period				0.89%
(iv) Three Month Average (Avg(i,ii,iii))				1.07%

			Trigger was not hit.
(C) Loss and Delinquency Trigger Indicator

I hereby certify that the servicing report provided is true
and accurate to the best of my knowledge.

By:
/s/ John I. Weisickle
John I. Weisickle, Vice President/Assistant Secretary